As filed with the Securities and Exchange Commission on May 1, 2024

Registration No. 333-258717

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aileron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4196017
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12407 N. Mopac Expy. Suite 250 #390 Austin, TX	78758
(Address of Principal Executive Offices)	(Zip Code)

Aileron Therapeutics, Inc. 2021 Stock Incentive Plan

(Full Title of the Plan)

Brian Windsor, Ph.D.

President and Chief Executive Officer

Aileron Therapeutics, Inc.

12407 N. Mopac Expy.

Suite 250 #390

Austin, TX 78758

(Name and Address of Agent For Service)

(737) 802-1989

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Aileron Therapeutics, Inc. (the “Registrant” or the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 3,000,000 shares of the Company’s common stock, $0.001 par value per share, (“Common Stock”) reserved for issuance under the Aileron Therapeutics, Inc. 2021 Stock Incentive Plan, as amended (the “2021 Plan”).

The 2021 Plan was adopted by the Company’s Board of Directors, subject to stockholder approval, on April 14, 2021, and approved by the Company’s stockholders on June 15, 2021. On August 11, 2021, the Company filed a registration statement on Form S-8 (Registration No. 333-258717) (the “2021 Registration Statement”) to register 939,007 shares of Common Stock reserved for issuance under the 2021 Plan as originally approved by the Company’s stockholders on June 15, 2021.

On January 17, 2024, the Company’s Board of Directors, subject to stockholder approval, adopted an amendment to the 2021 Plan solely to increase the number of shares of Common Stock issuable under the 2021 Plan by 3,000,000 shares (the “Plan Amendment”) and, on February 28, 2024, the Company’s stockholders approved the Plan Amendment. This Registration Statement is being filed to register the additional 3,000,000 shares of Common Stock reserved for issuance under the 2021 Plan.

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the 2021 Registration Statement, including the documents incorporated therein by reference, are hereby incorporated by reference into this Registration Statement to the extent not otherwise amended or superseded by the contents hereof. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

All share amounts referenced above and otherwise in this Registration Statement give effect to a 1-for-20 reverse stock split of the Common Stock effected on November 11, 2022.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The Registrant will provide all participants in the 2021 Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)

the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on April  15, 2024, as amended by the Registrant’s Amendment No.1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the Commission on April 29, 2024;

(b)

the Registrant’s Current Reports on Form 8-K filed with the SEC on January  10, 2024, January 11, 2024 (as filed on Form 8-K/A to amend the Current Report on Form 8-K filed on October 31, 2023), January  25, 2024, January  29, 2024, February  13, 2024, March 1, 2024, March 15, 2024, March  29, 2024, April  15, 2024, and May 1, 2024 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable); and

(c)

the description of the Registrant’s Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on April 15, 2024.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are incorporated herein by reference:

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 11, 2021).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated as of November 10, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 10, 2022).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated as of February 29, 2024 (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed on April 15, 2024).

4.3	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on July 5, 2017).

4.4	Certificate of Designation of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 31, 2023).

4.5	Aileron Therapeutics, Inc. 2021 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-K filed on April 15, 2024).

5.1*	Opinion of Cozen O’Connor P.C., counsel to the Registrant

23.1*	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Marcum LLP

23.4*	Consent of Deloitte LLP

24*	Power of attorney (included on the signature pages of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith

Item 9. Undertakings

1. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Austin, Texas, on this 1st day of May, 2024.

AILERON THERAPEUTICS, INC.

By:	/s/ Brian Windsor, Ph.D.
Brian Windsor, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Aileron Therapeutics, Inc. hereby severally constitute and appoint Brian Windsor, Ph.D. and Charles T. Garner, and each of them singly, are true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aileron Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Windsor, Ph.D. Brian Windsor, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2024

/s/ Charles T. Garner Charles T. Garner	Senior Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	May 1, 2024

/s/ Josef H. von Rickenbach Josef H. von Rickenbach	Director, Chair of the Board of Directors	May 1, 2024

/s/ Manuel C. Aivado, M.D., Ph.D. Manuel C. Aivado, M.D., Ph.D.	Director	May 1, 2024

/s/ Reinhard J. Ambros Reinhard J. Ambros, Ph.D.	Director	May 1, 2024

/s/ William C. Fairey William C. Fairey	Director	May 1, 2024

/s/ Alan A. Musso Alan A. Musso	Director	May 1, 2024

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